Exhibit 99.1

MedAssets Reports Second Quarter and Six-Month 2010 Financial Results

ATLANTA--(BUSINESS WIRE)--August 4, 2010--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its second quarter and six-month period ended June 30, 2010, as summarized below:

(In millions, except per share)	2Q-10	2Q-09	6 mos-10	6 mos-09
Net Revenue:
Revenue Cycle Management (RCM)	$57.2	$50.8	$115.9	$97.8
Spend Management (SM)	37.9	33.4	72.6	65.4
Total Net Revenue	95.1	84.2	188.5	163.2
Net Income	3.3	2.2	8.8	4.1
Earnings per share (EPS) - diluted	0.06	0.04	0.15	0.07
Non-GAAP adjusted EBITDA	25.4	23.5	53.2	46.8
Non-GAAP cash EPS - diluted	$0.17	$0.17	$0.36	$0.32
Weighted average shares - diluted	59.5	57.0	59.1	56.7

Net Revenue

Second Quarter

Total net revenue for the second quarter of 2010 increased 13.0% to $95.1 million from $84.2 million in the second quarter of 2009. RCM segment growth of 12.7% was driven primarily by an increase in transformational or comprehensive revenue cycle services and technology solutions, offset by a decline in decision support license fees. Revenue growth of 13.4% in the SM segment was generated by continued strong demand for medical device consulting and strategic sourcing services as well as 10.2% growth in net administrative fees in its group purchasing organization.

Six-month Period

Total net revenue for the six-month period ended June 30, 2010 increased 15.5% to $188.5 million from $163.2 million in the first six months of 2009.

Non-GAAP Adjusted EBITDA

Second Quarter

In the second quarter of 2010, non-GAAP total adjusted EBITDA was $25.4 million, or 26.7% of total net revenue, an 8.0% increase over non-GAAP total adjusted EBITDA of $23.5 million, or 27.9% of total net revenue, in the second quarter of 2009.

Six-month Period

In the first six months of 2010, non-GAAP total adjusted EBITDA was $53.2 million, or 28.2% of total net revenue, a 13.6% increase over non-GAAP total adjusted EBITDA of $46.8 million, or 28.7% of total net revenue, in the first six months of 2009.

Net Income and Earnings per Share

Second Quarter

Net income in the second quarter of 2010 was $3.3 million, or $0.06 per diluted share, versus net income of $2.2 million, or $0.04 per diluted share, in the second quarter of 2009. Non-GAAP cash EPS, defined as EPS excluding acquisition-related intangible amortization, share-based compensation and other acquisition-related expense items on a tax-adjusted basis, was $0.17 per diluted share in the second quarter of 2010, compared to non-GAAP cash EPS of $0.17 per diluted share in the second quarter of 2009.

Six-month Period

Net income in the first six months of 2010 was $8.8 million, or $0.15 per diluted share, versus net income of $4.1 million, or $0.07 per diluted share, in the first six months of 2009. Non-GAAP cash EPS was $0.36 per diluted share in the first six months of 2010, compared to non-GAAP cash EPS of $0.32 per diluted share in the first six months of 2009.

Cash Flow and Capital Resources

Net cash provided by operating activities in the first six months of 2010 increased 56.1% to $35.8 million from $22.9 million in the first half of 2009. During the second quarter of 2010, the Company repaid $19.1 million of bank debt. The Company’s balance sheet at June 30, 2010 included $184.1 million in total bank debt, which represents leverage of approximately 1.6 times trailing 12-month non-GAAP adjusted EBITDA.

2010 Financial Guidance

The Company reiterated its 2010 financial guidance, as follows:

(In millions, except EPS)	12 Months
Net Revenue:	ending 12/31/10
Revenue Cycle Management	$ 245 – 251
Spend Management	144 – 150
Total Net Revenue	390 – 400
EPS – diluted	0.45 - 0.55
Non-GAAP adjusted EBITDA	120 – 128
Non-GAAP cash EPS - diluted	$ 0.86 - 0.96

At June 30, 2010, the Company’s rolling 12-month non-GAAP contracted revenue was an estimated $367.5 million ($229.7 million from the RCM segment and $137.8 million from the SM segment). This is a year-over-year increase of 10.6% on a consolidated basis, and a 1.1% increase when compared to the rolling 12-month total of $363.4 million as of March 31, 2010.

Conference Call Information

Time/Date:	5:00 p.m. ET today, Wednesday, August 4, 2010
Phone:	866-811-1812 (or 702-696-4559 international/local), conference code 89060248
Webcast:	http://ir.medassets.com, “Events & Presentations” page
Replay:	Webcast will be archived for at least 30 days, or call 800-642-1687 (conf code 89060248)

The Company intends to file its Form 10-Q for the three and six-month periods ended June 30, 2010 with the Securities and Exchange Commission on or before August 9, 2010, and this filing will contain additional information about the Company’s results of operations.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing spend management and revenue cycle solutions that help control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 125 health systems, 3,300 hospitals and 40,000 non-acute healthcare providers. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with non-GAAP financial information, including: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; diluted cash EPS; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see “Use of Non-GAAP Financial Measures” following these financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2010 financial guidance, costs and revenue growth, margin and other financial projections; and contracted revenue forecasts. Investors are cautioned that any forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2010	2009	% Change	2010	2009	% Change
Revenue:
Administrative fees, net	$27,964	$25,378	10.2%	$56,554	$52,864	7.0%
Other service fees	67,163	58,831	14.2%	131,979	110,329	19.6%

Total net revenue	95,127	84,209	13.0%	188,533	163,193	15.5%

Operating expenses:
Cost of revenue	22,757	17,613	29.2%	44,479	34,358	29.5%
Product development expenses	4,823	5,250	-8.1%	10,193	11,268	-9.5%
Selling and marketing expenses	16,009	15,595	2.7%	26,677	26,491	0.7%
General and administrative expenses	31,947	27,481	16.3%	64,098	54,932	16.7%
Depreciation	4,540	2,985	52.1%	8,833	5,895	49.8%
Amortization of intangibles	6,026	7,000	-13.9%	12,110	14,011	-13.6%

Total operating expenses	86,102	75,924	13.4%	166,390	146,955	13.2%

Operating income	9,025	8,285	8.9%	22,143	16,238	36.4%
Other income (expense):
Interest (expense)	(3,807)	(4,763)	-20.1%	(7,739)	(9,756)	-20.7%
Other income (expense)	135	(33)	-509.1%	202	181	11.6%

Income before income taxes	5,353	3,489	53.4%	14,606	6,663	119.2%
Income tax expense	2,059	1,314	56.7%	5,792	2,583	124.2%

Net income	3,294	2,175	51.4%	8,814	4,080	116.0%

Basic net income per share	0.06	0.04		0.16	0.08

Diluted net income per share	$0.06	$0.04	50.0%	$0.15	$0.07	114.3%

Weighted average shares — basic	56,169	54,527		55,994	54,316
Weighted average shares — diluted	59,456	56,968	4.4%	59,148	56,699	4.3%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
In 000s, except shares	2010	2009

ASSETS
Current
Cash and cash equivalents	$-	$5,498
Accounts receivable, net of allowances of $3,275 and $4,189 as of June 30, 2010 and December 31, 2009	70,916	67,617
Deferred tax asset, current	14,742	14,423
Prepaid expenses and other current assets	12,608	8,442

Total current assets	98,266	95,980

Property and equipment, net	61,245	54,960
Other long term assets
Goodwill	512,866	511,861
Intangible assets, net	85,264	95,589
Other	18,721	20,154
Other long term assets	616,851	627,604

Total assets	$776,362	$778,544

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,201	$8,680
Accrued revenue share obligation and rebates	31,588	31,948
Accrued payroll and benefits	12,108	12,874
Other accrued expenses	10,518	7,410
Deferred revenue, current portion	26,435	24,498
Current portion of notes payable	2,499	13,771
Current portion of finance obligation	170	163

Total current liabilities	91,519	99,344

Notes payable, less current portion	181,641	201,390
Finance obligation, less current portion	9,606	9,694
Deferred revenue, less current portion	9,035	7,380
Deferred tax liability	19,640	19,239
Other long term liabilities	2,711	4,125

Total liabilities	314,152	341,172

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 57,522,000 and 56,715,000 shares issued and outstanding as of June 30, 2010 and December 31, 2009	575	567
Additional paid in capital	654,786	639,315
Accumulated other comprehensive loss	(1,060)	(1,605)
Accumulated deficit	(192,091)	(200,905)

Total stockholders’ equity	462,210	437,372

Total liabilities and stockholders’ equity	$776,362	$778,544

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended,
In 000s	June 30,	June 30,
	2010	2009

Operating activities:
Net income	$8,814	$4,080

Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Bad debt expense	437	2,524
Depreciation	10,274	7,115
Amortization of intangibles	12,480	14,382
Loss on sale of assets	1	193
Non-cash stock compensation expense	6,511	8,960
Excess tax benefit from exercise of equity awards	(3,061)	(3,313)
Amortization of debt issuance costs	915	922
Noncash interest expense, net	267	913
Deferred income tax (benefit)	(247)	(57)

Changes in assets and liabilities	(607)	(12,802)

Cash provided by operating activities	35,784	22,917

Investing activities:
Purchases of property, equipment, and software	(8,021)	(6,186)
Capitalized software development costs	(7,719)	(7,071)
Acquisitions, net of cash acquired	(3,160)	(18,275)

Cash used in investing activities	(18,900)	(31,532)

Financing activities:
Proceeds from notes payable	-	60,932
Repayment of notes payable	(31,021)	(65,206)
Repayment of finance obligation	(329)	(329)
Excess tax benefit from exercise of equity awards	3,061	3,313
Issuance of common stock	5,907	4,476

Cash (used in) provided by financing activities	(22,382)	3,186

Net decrease in cash and cash equivalents	(5,498)	(5,429)
Cash and cash equivalents, beginning of period	5,498	5,429

Cash and cash equivalents, end of period	$-	$-

SUPPLEMENTAL SEGMENT REPORTING
(UNAUDITED)

In 000s	Three Months Ended
	June 30,		June 30,
	2010		2009		% Change
Net revenue
Revenue Cycle Management	$57,206		$50,770		12.7%
Spend Management	37,921		33,439		13.4%

Total net revenue	$95,127		$84,209		13.0%

Non-GAAP Adjusted EBITDA		% margin		% margin
Revenue Cycle Management	$17,057	29.8%	$14,495	28.6%	17.7%
Spend Management	14,985	39.5%	14,173	42.4%	5.7%
Corporate	(6,648)		(5,154)		29.0%

Total non-GAAP Adjusted EBITDA	$25,394	26.7%	$23,514	27.9%	8.0%

In 000s	Six Months Ended
	June 30,		June 30,
	2010		2009		% Change
Net revenue
Revenue Cycle Management	$115,890		$97,790		18.5%
Spend Management	72,643		65,403		11.1%

Total net revenue	$188,533		$163,193		15.5%

Non-GAAP Adjusted EBITDA		% margin		% margin
Revenue Cycle Management	$34,539	29.8%	$26,821	27.4%	28.8%
Spend Management	31,942	44.0%	30,425	46.5%	5.0%
Corporate	(13,275)		(10,403)		27.6%

Total non-GAAP Adjusted EBITDA	$53,206	28.2%	$46,843	28.7%	13.6%

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended
	June 30,
	2010		2009

Non-GAAP gross administrative fees	$42,873		$39,344
Other service fees	67,163		58,831
Non-GAAP gross fees	110,036	RSO %	98,175	RSO %
Non-GAAP revenue share obligation (RSO)	(14,909)	34.8%	(13,966)	35.5%
Net revenue	$95,127		$84,209

In 000s	Six Months Ended
	June 30,
	2010		2009

Non-GAAP gross administrative fees	$85,902		$80,276
Other service fees	131,979		110,329
Non-GAAP gross fees	217,881	RSO %	190,605	RSO %
Non-GAAP revenue share obligation (RSO)	(29,348)	34.2%	(27,412)	34.1%
Net revenue	$188,533		$163,193

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
In 000s	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net Income	$3,294	$2,175	$8,814	$4,080

Depreciation	4,540	2,985	8,833	5,895
Depreciation (included in cost of revenue)	719	617	1,441	1,220
Amortization of intangibles, acquisition-related	6,026	7,000	12,110	14,011
Amortization of intangibles, acquisition-related (included in cost of revenue)	185	185	370	370
Interest expense, net	3,772	4,758	7,685	9,739
Income tax expense	2,059	1,314	5,792	2,583

Non-GAAP EBITDA	$20,595	$19,034	$45,045	$37,898

Share-based compensation	3,039	4,574	6,511	8,960
Rental income from capitalized building lease	(109)	(109)	(219)	(219)
Purchase accounting adjustments	-	15	-	204
Acquisition-related charges	1,869	-	1,869	-

Non-GAAP Adjusted EBITDA	$25,394	$23,514	$53,206	$46,843

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)
In 000s	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Amount of share-based compensation included in:
Cost of revenue	661	769	1,227	1,629
Product development expense	136	296	333	605
Selling & marketing expense	802	764	1,416	1,562
General & administrative expense	1,440	2,745	3,535	5,164

Total	$3,039	$4,574	$6,511	$8,960

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Three Months Ended		Six Months Ended
Per share data	June 30,		June 30,
	2010	2009	2010	2009

EPS - diluted	$0.06	$0.04	$0.15	$0.07

Pre-tax non-cash, acquisition-related intangible amortization	0.10	0.13	0.21	0.25

Pre-tax non-cash, share-based compensation	0.05	0.08	0.11	0.16

Pre-tax, acquisition-related charges	0.03	-	0.03	-

Tax effect on pre-tax adjustments [a]	(0.07)	(0.08)	(0.14)	(0.16)

Non-GAAP cash EPS - diluted	$0.17	$0.17	$0.36	$0.32

Weighted average shares - diluted (in 000s)	59,456	56,968	59,148	56,699

(a) This amount reflects the tax impact on the adjustments used to derive Non-GAAP cash EPS - diluted. The Company utilizes its effective tax rate for each respective period to calculate the tax effect of each adjustment. The effective tax rate for the three months ended June 30, 2010 and 2009 was 38.5% and 37.7%, respectively, and the effective tax rate for the six months ended June 30, 2010 and 2009 was 39.7% and 38.8%, respectively.

SUPPLEMENTAL 2010 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
		Guidance Range for
		Twelve Months Ending
In 000s		December 31, 2010
		(Low)	(High)

Net Income		$26,600	$32,600

Depreciation		18,600	18,000
Depreciation (included in cost of revenue)		2,900	2,900
Amortization of intangibles, acquisition-related		23,200	23,200
Amortization of intangibles, acquisition-related (included in cost of revenue)		600	600
Interest expense, net		14,600	14,100
Income tax expense		17,000	20,800

Non-GAAP EBITDA		103,500	112,200

Share-based compensation		13,400	13,200
Acquisition-related charges		3,500	3,000
Rental income from capitalized building lease		(400)	(400)

Non-GAAP adjusted EBITDA		$120,000	$128,000

SUPPLEMENTAL 2010 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
		Guidance Range for
		Twelve Months Ending
In 000s, except per share data		December 31, 2010
		(Low)	(High)

Net Income		$26,600	$32,600

EPS - diluted		0.45	0.55

Pre-tax non-cash, acquisition-related intangible amortization		0.40	0.40
Pre-tax non-cash, share-based compensation		0.22	0.22
Pre-tax acquisition-related charges		0.05	0.06
Tax effect on pre-tax adjustments [b]		(0.26)	(0.27)

Non-GAAP cash EPS - diluted		$0.86	$0.96

Fully diluted weighted average shares outstanding		59,600	59,600

(b) This amount reflects the tax impact to the adjustments used to derive estimated Non-GAAP cash EPS - diluted. The Company uses its estimated effective tax rate for each guidance range to tax effect the adjustments. The estimated effective tax rate for the guidance range above is 39.0%.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; diluted cash EPS; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from customers. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO customers. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO customers.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

The Company defines diluted cash EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition-related charges on a tax-adjusted basis. Diluted cash EPS is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities. Diluted cash EPS growth is used by the Company as the financial performance metric tied to the vesting of certain equity awards granted pursuant to the Company’s Long-Term Performance Incentive Plan. Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation is based on the achievement of certain diluted cash EPS growth over time, investors may find such information useful.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT:
MedAssets, Inc.
Robert P. Borchert, 678-248-8194
rborchert@medassets.com